                                                                     Exhibit 8.1

                                 March 23, 2005

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

     We have acted as your special tax counsel in connection with the proposed offering and sale from time to time of Mortgage Pass-Through Certificates and
Mortgage Certificate-Backed Pass-Through Certificates (together, the
"Certificates") pursuant to the registration statement on Form S-3 (File No.
333-121559) filed with the Securities and Exchange Commission (the "Commission")
on December 22, 2004 (the "Registration Statement"), pursuant to the Securities
Act of 1933, as amended (the "Act"). The Registration Statement covers the
Certificates to be sold by Banc of America Funding Corporation (the "Company")
in one or more series (each, a "Series") of Certificates. Each Series of
Certificates will be issued under a separate pooling and servicing agreement
(each, a "Pooling and Servicing Agreement") by and among the Company, a trustee to be identified in the prospectus supplement for such Series of Certificates and one or more servicers or master servicers to be identified in the prospectus supplement for such Series of Certificates. A form of Pooling and Servicing
Agreement is incorporated by reference into the Registration Statement from
Exhibit 4.1 to the registration statement on Form S-3 (File No. 33-87402).
Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the prospectus and the form of prospectus supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of the Pooling and Servicing
Agreement, substantially in the form being filed or as filed with the Commission and (iii) such other certificates, documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates, which advice is consistent with the description of material federal income tax consequences for holders of the Certificates that appears under the headings
"Summary of Terms--Tax Status" and "Federal Income Tax Consequences" in the
prospectus and under the headings "Summary of Terms--Federal Income Tax
Consequences" and "Federal Income Tax Consequences" in the form of prospectus supplement, in each case as contained in the Registration Statement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions are accurate in all material respects.

     This opinion is based on existing law and on the facts and circumstances set forth in the prospectus and form of prospectus supplement contained in the
Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of
Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates. The opinion contained in each prospectus supplement and prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

     We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement. We also consent to the references to this firm under the captions "Federal Income Tax Consequences" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the
Registration Statement under the provisions of the Act.

     No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates under the laws of any state.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams LLP